Exhibit 4.4

WOODSIDE FINANCE LIMITED

(ABN 97 007 285 314)

OFFICERS’ CERTIFICATE

May 19, 2025

The undersigned officer of Woodside Finance Limited, a corporation duly organized and existing under the laws of the Commonwealth of Australia (the “Company”), and each of the undersigned officers of Woodside Energy Group Ltd (ABN 55 004 898 962), a corporation duly organized and existing under the laws of the Commonwealth of Australia (the “Guarantor”), hereby certifies, in the capacity set forth below, pursuant to Section 301 of the Indenture (the “Indenture”), dated as of September 12, 2024, by and among the Company, the Guarantor and The Bank of New York Mellon, as trustee (the “Trustee”), that there is hereby established a single series of Securities (as that term is defined in the Indenture), the terms of which shall be as follows and as further set forth in the attached form of Security:

5.700% Senior Notes due 2032

1. Title. The designation of the Securities shall be 5.700% Senior Notes due 2032 (the “Securities”).

2. Principal Amount. The initial aggregate principal amount of Securities shall be US$500,000,000. The Company may, without the consent of the Holders, increase each such principal amount in the future on the same terms and conditions as the Securities. There is no limit on the aggregate principal amount of Securities that may be outstanding at any time.

3. Persons Entitled to Interest. Subject to the provisions of Section 307 of the Indenture, interest will be payable to the Person in whose name a Security (or any predecessor Security) is registered at the close of business on the Regular Record Date (as defined below) for such interest.

4. Payment of Principal. The principal amount of the Securities shall be payable in full on May 19, 2032, subject to and in accordance with the provisions of the Indenture and Clauses 6, 8 and 9 below.

5. Interest Rates and Interest Payment Dates. The Securities shall bear interest at the rate of 5.700% per annum (the “Interest Rate”) from the date hereof or from the most recent Interest Payment Date to which interest has been paid or duly provided for, payable semi-annually on May 19 and November 19 of each year (each, an “Interest Payment Date”), commencing November 19, 2025, until the principal amount of the Securities has been paid or duly provided for. The “Regular Record Date” for interest payable with respect to the Securities on an Interest Payment Date shall be the May 5 and November 5 (whether or not such date is a Business Day), as the case may be, next preceding such Interest Payment Date. The Company will pay interest on the Securities in accordance with the terms of the Securities, the Indenture and Clause 6 below and with sufficient time to meet any applicable payment system deadline to make any such payment in respect of the Securities.

6. Business Day. For the purposes of the Securities, “Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York, New York, United States of America, London, United Kingdom, Perth, Australia, or Sydney, Australia, are authorized or obligated by law or executive order to close. In any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Security shall not be a Business Day, then payment of interest or principal (and premium, if any) need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity, provided that no interest with respect to such payment shall accrue for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be.

7. Place of Payment. Payment of the principal of (and premium, if any) and any such interest on the Securities will be made at the office or agency of the Company maintained for that purpose, which initially shall be the Trustee’s Corporate Trust Office in the City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, including by wire transfer of such payment to the person entitled to receive such payments as specified in the Security Register; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register. Notwithstanding the foregoing, payment of any amount payable in respect of a Global Security will be made in accordance with the applicable procedures of the Depositary.

8. Optional Redemption due to Changes in Tax Treatment. The Securities may be redeemed, in whole but not in part, at the option of the Company or the Guarantor, at any time in accordance with Section 1108 of the Indenture.

9. Optional Redemption Provisions.

(a) Subject to and in accordance with the provisions of Section 1108 of the Indenture, the Securities may be redeemed by the Company in whole, but not in part, at the Company’s option at any time at a Redemption Price equal to 100% of the principal amount of the Securities to be redeemed, together with accrued and unpaid interest (including any Additional Amounts) on the principal amount of the Securities to be redeemed, if any, and any other amounts due to the Redemption Date.

(b) Subject to and in accordance with the provisions of Article 11 of the Indenture, the Securities may be redeemed by the Company in whole or in part, at its option at any time and from time to time, at a Redemption Price (expressed as a percentage of the principal amount and rounded to three decimal places) equal to the greater of:

(1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the Redemption Date (assuming the Securities matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, plus 25 basis points, less (b) interest accrued to the date of redemption, and

(2) 100% of the principal amount of the Securities to be redeemed,

plus, in either case, accrued and unpaid interest thereon to the Redemption Date.

On or after the Par Call Date, the Company may redeem the Securities of this series, in whole or in part, at any time and from time to time, at a Redemption Price equal to 100% of the principal amount of the Securities being redeemed plus accrued and unpaid interest thereon to the Redemption Date.

“Par Call Date” means March 19, 2032.

“Treasury Rate” means, with respect to any Redemption Date, the yield determined by the Company in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third Business Day preceding the Redemption Date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities-Treasury constant maturities-Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the Redemption Date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields - one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life - and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the Redemption Date.

If on the third Business Day preceding the Redemption Date H.15 TCM is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such Redemption Date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of the principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

The Company’s actions and determinations in determining the Redemption Price shall be conclusive and binding for all purposes, absent manifest error.

Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the Depositary’s procedures) at least 10 days but not more than 60 days before the Redemption Date to each Holder of the Securities to be redeemed. Notice of any redemption of Securities, may, at the Company’s discretion, be given subject to one or more conditions precedent, and the Redemption Date may (but shall not be required to) be delayed until such time as any or all of such conditions have been satisfied, and that such conditional notice of redemption may be rescinded by the Company if the Company determines that any or all of such conditions will not be satisfied by the Redemption Date.

No later than 10:00 a.m. in the Place of Payment on any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company or the Guarantor is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003 of the Indenture) an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on, all the Securities which are to be redeemed on that date.

10. Sinking Fund. The Company shall not be obligated to redeem or purchase the Securities pursuant to any sinking fund or analogous provisions.

11. Denominations of Securities. The Securities will be issued only in denominations of US$2,000 and integral multiples of US$1,000 in excess thereof.

12. Form of Securities. The Securities shall be issued in the form of one or more Global Securities and shall be issued in substantially the form attached hereto as Annex A. The depositary for the Global Securities representing the Securities shall be The Depository Trust Company.

13. Guarantee. The Securities will be entitled to the benefits of the Guarantee afforded by Article 14 of the Indenture.

14. Defeasance. The Securities shall be defeasible as provided in Article 13 of the Indenture.

15. Further Issuance. The Company may issue further securities of the same series on the same terms and conditions as the Securities.

Unless the context shall otherwise require, or unless otherwise defined herein, capitalized terms used herein shall have the meanings specified in the Indenture.

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. Counterparts may be delivered by via electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the electronic Signatures and records Act or other applicable law, e.g., DocuSign, Adobe Sign, or any other similar platform) or other transmission method, and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the undersigned have signed this certificate as of the date first written above.

WOODSIDE FINANCE LIMITED

By:	/s/ Meg O’Neill
Name:	Meg O’Neill
Title:	Director

By:	/s/ Graham Tiver
Name:	Graham Tiver
Title:	Director

WOODSIDE ENERGY GROUP LTD

By:	/s/ Meg O’Neill
Name:	Meg O’Neill
Title:	Attorney

By:	/s/ Graham Tiver
Name:	Graham Tiver
Title:	Attorney

[Signature Page to Section 301 Certificate]

ANNEX A

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IN EXCHANGE FOR THIS CERTIFICATE OR ANY PORTION HEREOF IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON OTHER THAN THE DEPOSITORY TRUST COMPANY OR A NOMINEE THEREOF IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

WOODSIDE FINANCE LIMITED

5.700% SENIOR NOTES DUE 2032

No. [ ]	CUSIP Number 980236 AU7
US$[ ]	ISIN Number US980236AU78

WOODSIDE FINANCE LIMITED (ABN 97 007 285 314), a corporation duly organized and existing under the laws of the Commonwealth of Australia (the “Company”, which term includes any Successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of US$[   ] on May 19, 2032 and to pay interest thereon from May 19, 2025 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on May 19 and November 19 in each year, commencing November 19, 2025 at the rate of 5.700% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the May 5 or November 5 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

Payment of the principal of (and premium, if any) and any such interest on this Security will be made at the office or agency of the Company maintained for that purpose in the City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, including by wire transfer of such payment to the person entitled to receive such payments as specified in the Security Register; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register. Notwithstanding the foregoing, payment of any amount payable in respect of a Global Security will be made in accordance with the applicable procedures of the Depositary.

All payments of, or in respect of, principal of and any premium and interest on this Security, shall be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of Australia or any political subdivision or taxing authority thereof or therein, unless such taxes, duties, assessments or governmental charges are required by Australia or any such subdivision or authority to be withheld or deducted. In that event, the Company will pay such Additional Amounts (as described in Section 1006 of the Indenture) as will result (after deduction of such taxes, duties, assessments or governmental charges and any additional taxes, duties, assessments or governmental charges payable in respect of such) in the payment to the Holder of this Security of the amounts which would have been payable in respect of this Security had no such withholding or deduction been required, subject to certain exceptions as set forth in Article Ten of the Indenture.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof, directly or through an Authenticating Agent, by manual or electronic signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:       , 2025

WOODSIDE FINANCE LIMITED

By:
Name:	Meg O’Neill
Title:	Director

By:
Name:	Graham Tiver
Title:	Director

[SIGNATURE PAGE TO GLOBAL NOTE]

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated: , 2025

THE BANK OF NEW YORK MELLON, As Trustee

By
Authorized Signatory

[SIGNATURE PAGE TO GLOBAL NOTE]

REVERSE OF SECURITY

This Security is one of a duly authorized issue of securities of the Company (the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of September 12, 2024 (the “Indenture”, which term shall have the meaning assigned to it in such instrument), among the Company, as Issuer, Woodside Energy Group Ltd, as Guarantor (the “Guarantor”, which term includes any Successor Persons under the Indenture referred to herein), and The Bank of New York Mellon, as Trustee (the “Trustee”, which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Guarantor, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof limited in initial aggregate principal amount to US$500,000,000.

Additional securities on terms and conditions identical to those of the Securities may be issued by the Company without the consent of the Holders of the Securities. The amount evidenced by such additional securities shall increase the aggregate principal amount of, and shall be consolidated and form a single series with, the Securities.

Prior to March 19, 2032 (two months prior to the maturity date of the Securities of this series) (the “Par Call Date”), the Company may redeem the Securities of this series at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of the principal amount and rounded to three decimal places) equal to the greater of:

(1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the Redemption Date (assuming the Securities matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, plus 25 basis points, less (b) interest accrued to the date of redemption, and

(2) 100% of the principal amount of the Securities to be redeemed,

plus, in either case, accrued and unpaid interest thereon to the Redemption Date.

On or after the Par Call Date, the Company may redeem the Securities of this series, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Securities being redeemed plus accrued and unpaid interest thereon to the Redemption Date.

“Treasury Rate” means, with respect to any Redemption Date, the yield determined by the Company in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third Business Day preceding the Redemption Date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities-Treasury constant maturities-Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the Redemption Date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields - one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life - and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the Redemption Date.

If on the third Business Day preceding the Redemption Date H.15 TCM is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such Redemption Date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of the principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

The Company’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

In addition to its ability to redeem this Security pursuant to the foregoing, this Security may be redeemed by the Company or the Guarantor on the terms set forth, and as more fully described, in the Indenture, if the Company or the Guarantor determines that if, as the result of any change in or any amendment to the laws, regulations or rulings promulgated thereunder of the jurisdiction (or of any political subdivision or taxing authority thereof or therein) in which the Company or the Guarantor is incorporated or any change in the official application or interpretation of such laws, regulations or rulings, or any change in the official application or interpretation of, or any execution of or amendment to, any treaty or treaties affecting taxation to which such jurisdiction (or such political subdivision or taxing authority) is a party, which change or amendment becomes effective on or after May 14, 2025 of such Securities or Guarantee or which change in official administration, application or interpretation shall not have been available to the public prior to such date, (i) the Company or the Guarantor is or would be required to pay Additional Amounts with respect to the Securities or Guarantees as set forth in the Guarantee endorsed hereon or (ii) the Guarantor or any of its Subsidiaries is or would be required to deduct or withhold tax on any payment to the Company to enable the Company to make any payment of principal or interest in respect of the Securities and, in each case, the payment of such additional amounts in the case of (i) above or such deduction or withholding in the case of Clause (ii) above cannot be avoided by the use of any reasonable measures available to the Company, the Guarantor or any Subsidiary.

The Securities may also be redeemed in whole, but not in part, upon not less than 10 nor more than 60 days’ notice given as provided in the Indenture at any time at a redemption price equal to the principal amount thereof plus accrued interest to the date fixed for redemption if the Person formed by a consolidation with the Guarantor or into which the Guarantor is merged or to which the Guarantor conveys, transfers or leases its properties and assets substantially as an entirety is required to pay a Holder Additional Amounts in respect of any tax, assessment or governmental charge imposed on any such Holder or required to be withheld or deducted from any payment to such Holder as a consequence of such consolidation, merger, conveyance, transfer or lease.

In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

The Indenture contains provisions for defeasance at any time of the entire indebtedness of the series of which this Security is a part or certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture.

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

In any case where the due date for the payment of the principal amount of, or any premium, interest with respect to any Security or the date fixed for redemption of any Security shall not be a Business Day, then payment of the principal amount, premium, if any, or interest, need not be made on such date but may be made on the next succeeding Business Day, with the same force and effect as if made on the due date for such payment or the date fixed for redemption, and no interest shall accrue for the period after such due date.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the Guarantor and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company, the Guarantor and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company or the Guarantor, or both, with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture, the Guarantee endorsed hereon, this Security or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and the Trustee shall have failed to institute any such proceeding, for 90 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal amount of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his or her attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities of this series are issuable only in registered form without coupons in denominations of US$2,000 and any integral multiple of US$1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company or the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer or exchange, the Company, the Guarantor, the Trustee and any agent of the Company, the Guarantor or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Guarantor, the Trustee nor any such agent shall be affected by notice to the contrary.

This Security and the Guarantee endorsed hereon shall be governed by and construed in accordance with the laws of the State of New York, but without regard to the principles of conflicts of laws thereof; provided, however, that all matters governing the authorization and execution of this Security by the Company shall be governed by and construed in accordance with the laws of the Commonwealth of Australia; and provided, further, that all matters governing the authorization and execution of any Guarantee endorsed by the Guarantor on this Security shall be governed by and construed in accordance with the laws of the Commonwealth of Australia.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

GUARANTEE

WOODSIDE ENERGY GROUP LTD (ABN 55 004 898 962) a corporation duly organized and existing under the laws of the Commonwealth of Australia (the “Guarantor”, which term includes any Successor Person under the Indenture (the “Indenture”) referred to in the Security on which this Guarantee is endorsed), has fully and unconditionally guaranteed, pursuant to the terms of the Guarantee contained in Article Fourteen of the Indenture, the due and punctual payment of the principal of and any premium and interest on such Security, when and as the same shall become due and payable, whether at the Stated Maturity, by declaration of acceleration, call for redemption or otherwise, in accordance with the terms of such Security and the Indenture.

All payments pursuant to this Guarantee shall be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of Australia or the jurisdiction of organization of the Successor Guarantor or any political subdivision or taxing authority thereof or therein, unless such taxes, duties, assessments or governmental charges are required by Australia or such other jurisdiction or any such subdivision or authority to be withheld or deducted. In that event, the Guarantor will pay such Additional Amounts (as defined in the Indenture) as will result (after deduction of such taxes, duties, assessments or governmental charges and any additional taxes, duties, assessments or governmental charges payable in respect of such) in the payment to the Holder of the Security on which this Guarantee is endorsed of the amounts which would have been payable in respect of the Guarantee thereof had no such withholding or deduction been required, subject to certain exceptions as set forth in Section 1006 of the Indenture.

The provisions of the preceding paragraph shall apply mutatis mutandis to any withholding or deduction for or on account of any present or future taxes, assessments or governmental charges of whatever nature of any jurisdiction in which any successor Person to the Company or the Guarantor, as the case may be, is resident, or any political subdivision or taxing authority thereof or therein; provided, however, that such payment of Additional Amounts may be subject to such further exceptions as may be established in the terms of such Securities established as contemplated by Section 301 of the Indenture.

The Guarantor hereby agrees that its obligations hereunder shall be as if it were principal debtor and not merely surety, and shall be absolute and unconditional, irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of such Security or such Indenture, any failure to enforce the provisions of such Security or such Indenture, or any waiver, modification or indulgence granted to the Company with respect thereto, by the Holder of such Security or the Trustee or any other circumstance which may otherwise constitute a legal or equitable discharge of a surety or guarantor; provided, however, that, notwithstanding the foregoing, no such waiver, modification or indulgence shall, without the consent of the Guarantor, increase the principal amount of such Security, or increase the interest rate thereon, or increase any premium payable upon redemption thereof, or alter the Stated Maturity thereof, or increase the principal amount of any Original Issue Discount Security that would be due and payable upon a declaration of acceleration of the maturity thereof pursuant to Section 502 of such Indenture. The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of a merger or bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to such Security or the indebtedness evidenced thereby or with respect to any sinking fund or analogous payment require under such Security and all demands whatsoever, and covenants that this Guarantee will not be discharged except by payment in full of the principal of, premium, if any, and interest on such Security.

It is the intention of the Guarantor that this Guarantee not constitute a fraudulent transfer or conveyance for purposes of the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any federal or state law to the extent applicable to this Guarantee. To effectuate the foregoing intention, the obligations of the Guarantor hereunder shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of the Guarantor that are relevant under such laws, result in the obligations of the Guarantor hereunder not constituting such a fraudulent transfer or conveyance.

The Guarantor shall be subrogated to all rights of each Holder of Securities against the Company in respect of any amounts paid to such Holder by the Guarantor pursuant to the provisions of this Guarantee; provided, however, that the Guarantor shall not be entitled to enforce, or to receive any payments arising out of or based upon, such right of subrogation until the principal of and any premium and interest on all the Securities of the same series and of like tenor shall have been paid in full.

No reference herein to such Indenture and no provision of this Guarantee or of such Indenture shall alter or impair the guarantee of the Guarantor, which is absolute and unconditional, of the due and punctual payment of the principal of, premium, if any, and interest on, and any sinking fund or analogous payments with respect to, the Security upon which this Guarantee is endorsed.

The obligations of the Guarantor to the Holders of the Securities and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth in Article Fourteen of the Indenture, and reference is hereby made to such Article and Indenture for the precise terms of the Guarantee.

This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Security upon which this Guarantee is endorsed shall have been executed by the Trustee under the Indenture, directly or through an Authenticating Agent, by manual or electronic signature of one of its authorized signatories.

All terms used in this Guarantee which are defined in such Indenture shall have the meanings assigned to them in such Indenture.

This Guarantee shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be governed by and construed in accordance with the laws of the State of New York.

WOODSIDE ENERGY GROUP LTD

By
Name:	Meg O’Neill
Title:	Attorney

By
Name:	Graham Tiver
Title:	Attorney

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